EXHIBIT 1

                                  300,000 Units

                       COTTON VALLEY RESOURCES CORPORATION

                             Each Unit Consisting of
                         Six Shares of Common Stock and
                  Six Redeemable Common Stock Purchase Warrants

                                                                            1997



                            PLACEMENT AGENT AGREEMENT
                            -------------------------



NATIONAL SECURITIES CORPORATION
        As Lead Placement Agent
8214 Westchester
Suite 500
Dallas, Texas 75225


Dear Sirs:

        Cotton Valley Resources Corporation, a corporation organized under the laws of Ontario, Canada (the "Company"), proposes to issue and sell through you and other placement agents who have signed "Selling Agreements" in the form of
Schedule I hereto (collectively, the "Placement Agents"), for whom National Securities Corporation is acting as the lead placement agent and representative (the "Representative"), an aggregate of 300,000 Units (individually a "Unit" and collectively the "Units"), each Unit consisting of six shares of Common Stock, without par value, of the Company (the "Common Stock") and six Redeemable Common Stock Purchase Warrants (individually, a "Warrant"), which entitles the holder thereof to purchase one share of Common Stock at a price of $2.08 per share, subject to certain conditions. Such Units, together with (a) the shares of Common Stock and the Warrants comprising such Units and (a) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Placement Securities." In addition, the Company proposes to sell to the Placement Agents the "Placement Agents" Warrants (described in Section 7 hereof) to purchase up to an aggregate of 30,000 additional Units of the Underwritten Securities (such additional Units, together with (a) the shares of Common Stock and Warrants comprising such additional Units and) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Placement Agents' Securities"). The Placement Securities and the Placement Agents' Securities are collectively referred to herein as the "Securities."

        The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement (as defined below) and any post-effective amendment or amendments thereto became or become effective. "Execution time," shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in
Section 1(a) below with respect to the offering of the Securities, and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the most recent Preliminary Prospectus which predates or coincides with the Execution Time. "Prospectus"' shall mean the final prospectus with respect to the offering of the Securities that contains the Rule 430A Information (as defined below). "Registration Statement" shall mean the registration statement referred to in
Section 1(a) below, including exhibits and financial statements, in the form in which it has or shall become effective and, in tile event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined) or any settlement date pursuant to Section 3(1,) hereof, shall also mean such registration statement as so amended on such date. Such term shall include Rule 430A Information (as defined below) deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424"and "Rule 430A" refer to such rules under the Securities Act of 1933, as amended (the "Act"). "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Placement Agent that:

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               (a) The Company meets the  requirements  for the use of Form SB-2 under the Act and has filed with the Securities and Exchange  Commission
        (the  "Commission")  a  registration  statement,   including  a  related
        preliminary  prospectus   ("Preliminary   Prospectus"),   on  Form  SB-2
        (Commission File No.333-16893) (the "Registration Statement") for the registration under the Act of the Securities. The Company may have filed
        one  or  more  amendments   thereto,   including   related   Preliminary
        Prospectuses,  each of which has  previously  been furnished to you. The
        Company   will  next  file  with  the   Commission   either,   prior  to
        effectiveness of such Registration Statement, a further amendment thereto (including the form of Prospectus) or, after effectiveness of such Registration Statement, a Prospectus in accordance with Rules 430A and 424(a)(1) or (4). As filed, such amendment and form of Prospectus, or such Prospectus, shall include all Rule 430A Information and, except
        to  the  extent  the   Representative   shall  agree  in  writing  to  a
        modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at
        the  Execution  Time,  shall  contain  only  such  specific   additional
        information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you in writing, prior to the Execution Time, will be included or made therein.

               (1.) Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If the Effective Date is prior to or simultaneous with the Execution Time, (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) at the Execution Time, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations thereunder, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein (and, in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. If the Effective Date is subsequent to the Execution Time, on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the rules and regulations thereunder, and neither of such documents will contain any untrue statement of any material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (and, in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplements thereto) based upon and in conformity with information furnished in writing to the Company by or on behalf of any Placement Agent through the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto).

               (c) Except as set forth in the Prospectus, the Company has no subsidiaries, and as of the Effective Date, will have no subsidiaries.

               (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Province of Ontario, Canada with full corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it conducts its business or owns property and in which the failure, individually or in the aggregate, to be so qualified would have a material adverse effect on the properties, assets, operations, business or condition (financial or otherwise) of the Company ("Material Adverse Effect").

               (e) The Company does not own any shares of capital stock or any other securities of any corporation or any equity interest in any firm, partnership, association or other entity other than as described in the Registration Statement.

               (f) The Company's pro forma authorized and outstanding capital stock and short-term and long-term indebtedness is as set forth in the Prospectus under the caption "Capitalization" as of the dates therein indicated and giving effect to the statements and assumptions therein stated. The Company's equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; all outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable, and the certificates therefor are in valid and sufficient form in accordance with the laws of

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        the Province of Ontario and the  Company's  Bylaws;  and, on the Closing
        Date (as defined in Section 3(a) hereof) and any settlement date pursuant to Section 3(b) hereof, there will be, no other classes of stock outstanding except the Common Stock; all outstanding options to purchase shares of Common Stock have been duly and validly authorized and issued; except as described in the Prospectus, there are, and, on the Closing Date and any settlement date pursuant to Section 3(b) hereof, there will be, no options, warrants or fights to acquire, or
        debt  instruments   convertible  into  or  exchangeable  for,  or  other
        agreements  or   understandings   to  which  the  Company  is  a  party,
        outstanding or in existence, entitling any person to purchase or otherwise acquire shares of capital stock of the Company; the issuance and sale of the Securities have been duly and validly authorized and, when issued, delivered and paid for in accordance with the terms hereof, the Securities will be fully paid and nonassessable and free from preemptive fights, and will conform in all respects to the description thereof contained in the Prospectus; the Warrants and Placement Agents' Warrants will, when issued, constitute valid and binding obligations of the Company enforceable in accordance with their terms and the Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise thereof (including the Warrants included in the Placement Agents' Warrants); and the Warrants and Placement Agents' Warrants will, when issued, possess the rights, privileges and characteristics as represented in the exhibits to the Registration Statement and as described in the Prospectus. Each offer and sale of securities of the Company referred to in Item 26 of Part II of the Registration Statement was effected in compliance with the Act and the rules and regulations thereunder, and with all applicable state securities and blue sky ("Blue Sky") laws.

               (g) Other than as described in the Prospectus, there is no pending or, to the best knowledge of the Company, threatened action, suit or proceeding before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus. There is no contract or other document of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit that is not described or]filed as required.

               (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights of indemnity and contribution hereunder may be limited by public policy and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

               (i) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Securities in the manner provided in this Agreement. The Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

               (j) Neither  the  execution,  delivery  and  performance  of this
        Agreement by the Company, the offering, issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the imposition of a lien on any properties of the Company or an acceleration of indebtedness pursuant to, the Articles of Incorporation or bylaws of the Company, or any of the terms of any indenture or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, or any federal, state or local law, rule, regulation of any court, governmental or regulatory body, stock exchange or arbitrator having jurisdiction over the Company or any of its assets. The Company is not (A) in violation of its Articles of Incorporation or bylaws or (B) in breach of or default under any of the terms of any indenture or other agreement or instrument to which it is a party or by which it or its properties are bound, which breach or default described in this clause (B) would, individually or in the aggregate, have a Material Adverse Effect.

               (k) Except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock in consequence of the issue and sale of the Securities, nor does any person have preemptive rights, or rights of first refusal or other rights to purchase any of the Securities. Except as referred to in the Prospectus, no person holds a right to require or participate in a registration under the Act of Common Stock or any other equity securities of the Company.

               (l) The Company has not (i) taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or the Securities or (ii) effected any sales of shares or securities that are required to be disclosed in response to Item 26 of Part II of the Registration Statement (other than transactions disclosed in response to Item 26 of Part II of the Registration Statement or the Prospectus).

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

               (m) No consent, approval, authorization or order of, or declaration or filing with, any court or governmental agency or body is required to be obtained or filed by or on behalf of the Company in connection with the transactions contemplated herein, except such as may have been obtained or made and registration of the Securities under the Act, and such as may be required under the Blue Sky laws of any jurisdiction in connection with the placement of the Securities by the Placement Agents.

               (n) The accountants who have certified the financial statements filed or to be filed with the Commission as part of the Registration Statement are independent accountants as required by the Act.

               (o) No stop order preventing or suspending the use of any Preliminary Prospectus has been issued, and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated by the Commission; no stop order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, threatened or are contemplated; and any request of the
        Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with.

               (p) The Company has not sustained since June 30, 1996, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been any material changes in the capital stock or short-or long-term debt of the Company, or any material adverse change, or a development known to the Company that could reasonably be expected to cause or result in a material adverse change, in the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company, other than as set forth in the Prospectus. Except as set forth in the Prospectus, there exists no present condition or state of facts or circumstances known to the Company (A) affecting its reserves or (B) involving its business which the Company can now reasonably foresee would have a Material Adverse Effect on the business of the Company, or which would prevent the Company from conducting its business as described in the Prospectus in essentially the same manner in which it has heretofore been conducted.

               (q) The financial statements and the related notes of the Company included in the Registration Statement and the Prospectus present fairly the financial position, results of operations, cash flow and changes in stockholders' equity of the Company at the dates and for the periods indicated, subject in the case of the financial statements for interim periods, to normal and recurring year-end adjustments. The financial statement schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and schedules were prepared in conformity with the Commission's rules and regulations and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as stated therein. The financial information of the Company set forth in the Prospectus under the captions "Capitalization" and "Management's Discussion and Analysis or Plan of Operations" fairly present, on the basis stated in the Prospectus, the information included therein.

               (r) The Company owns or possesses, or has the right to use pursuant to licenses, sublicenses, agreements, permissions or otherwise, adequate patents, copyrights, trade names, trademarks, service marks, licenses and other intellectual property rights necessary to carry on its business as described in the Prospectus, and, except as set forth in the Prospectus, the Company has not received any notice of either (i) default under any of the foregoing or (ii) infringement of or conflict with asserted rights of others with respect to, or challenge to the validity of, any of the foregoing which, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect, and the Company knows of no fact or existing circumstance which could reasonably be anticipated to serve as the basis for any such notice or any such default, infringement or conflict.

               (s) The Company has filed all applications and has obtained all permits, approvals, licenses, franchises, certificates and authorizations of all Federal, state, local or foreign governmental authorities ("Permits") as are necessary to own its respective property and to conduct its business in the manner now being conducted and as described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the lack of ownership or possession of such Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company; the Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus, except where such revocations, terminations or other impairments thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company.

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

               (t) Subject to such exceptions as are not material (A) the Company owns all properties and assets described in the Registration Statement and the Prospectus as being owned by it and (B) the Company has good tide to all properties and assets owned by it, free and clear of all liens, charges, encumbrances and restrictions, except as otherwise disclosed in the Prospectus, and except for (i) liens for taxes not yet due, (ii) mortgages and liens securing debt reflected on the financial statements included in the Prospectus, (iii) materialmen's, workmen's, vendor's and other similar liens incurred in the ordinary course of business that are not delinquent and, individually or in the aggregate, do not have a material adverse effect on the value of such properties or assets to the Company, or on the use of such properties or assets by the Company, in its respective businesses, and (iv) any other liens that, individually or in the aggregate, are not likely to result in a Material Adverse Effect. All leases to which the Company is a party and which are material to the conduct of the business of the Company are valid and binding and no material default by the Company has occurred and is continuing thereunder; and the Company enjoys peaceful and undisturbed possession under all such material leases to which it is a party as lessee.

               (u) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company. The system of internal accounting controls maintained by the Company is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (v) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, in each case, which are likely to result in a Material Adverse Effect, and there has not been any payment of or declaration to pay any dividends or any other distribution with respect to the shares of the capital stock of the Company.

               (w) The Company has obtained and delivered to the Representative the written agreements in substantially the form of Exhibit A attached hereto, of each of the persons listed in Schedule III attached hereto, restricting dispositions of shares of capital stock of the Company in accordance with the provisions of Section 6 hereof and the terms contained in the Exhibit A form applicable thereto.

               (x) The Company is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, employment and employment practices, immigration, terms and conditions of employment, health and safety of workers, customs and wages and hours, and is not engaged in any unfair labor practice. No property of the Company has been seized by any governmental agency or authority as a result of any violation by the Company or any independent contractor of the Company of any provision of law. There is no pending unfair labor practice complaint or charge filed with any governmental agency against the Company. There is no labor strike, material dispute, slow down or work stoppage actually pending or, to the best knowledge of the Company, threatened against or affecting the Company; no grievance or arbitration arising out of or under any collective bargaining agreement is pending against the Company; no collective bargaining agreement which is binding on the Company restricts the Company from relocating or closing any of its operations; and the Company has not experienced any work stoppage or other labor dispute at any time.

               (y) The Company has accurately, properly and timely (giving effect to any valid extensions of time) filed all federal, state, local and foreign tax returns (including all schedules thereto) that are required to be filed, and has paid all taxes and assessments shown thereon. All tax deficiencies asserted or assessed against the Company by the Internal Revenue Service ("IRS") or any other foreign or domestic taxing authority have been paid or finally settled with no remaining amounts owed. Neither the IRS nor any other foreign or domestic taxing authority has examined any tax returns of the Company. The charges, accruals and reserves shown in the financial statements included in the Prospectus in respect of taxes for all fiscal periods to date are adequate, and nothing has occurred subsequent to the date of such financial statements that makes such charges, accruals or reserves inadequate. The Company is not aware of any proposal (whether oral or written) by any taxing authority to adjust any tax return filed by the Company.

               (z) Except as set forth in the Prospectus, there are no outstanding loans, advances or guaranties of indebtedness by the Company

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

        to or for the benefit of its affiliates, or any of its officers or directors, or any of the members of the families of any of them, which are required to be disclosed in the Registration Statement or the Prospectus.

               (aa) The Company is not an investment company subject to registration under the Investment Company Act of 1940, as amended.

               (bb) Except as set forth in the Prospectus, the Company has insurance of the types and in the amounts that it reasonably believes is adequate for its business, including, but not limited to, casualty and general liability insurance covering all real and personal property owned or leased by the Company, as applicable, against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

               (cc) The Company has not at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by all applicable laws; or (iii) violated, nor is it in violation of, any provision of the Foreign Corrupt Practices Act of 1977.

               (dd) The preparation and the filing of the Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

               (ee) All documents delivered or to be delivered by the Company or any of its directors or officers to the Placement Agents, the Commission or any state securities law administrator in connection with the issuance and sale of the Securities were, on the dates on which they were delivered, and will be, on the dates on which they are to be delivered, true, complete and correct in all material respects.

               (ff) With such exceptions as are not likely to result in a Material Adverse Effect, the Company is in compliance with all Federal, state, foreign and local laws and regulations relating to pollution or protection of human health or the environment ("Environmental Laws"), and the Company has not received any notice or other communication alleging a currently pending violation of any Environmental Laws. With such exceptions as are not likely to result in a Material Adverse Effect, other than as set forth in the Prospectus, to the Company's best knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, that may result in the imposition of liability on the Company or any claim against the Company or, to the Company's best knowledge, against any person or entity whose liability for any claim the Company has or may have assumed either contractually or by operation of law, and the Company has not received any notice or other communication concerning any such claim against the Company or such person or entity.

               (gg) Except as described in the Prospectus, the Company does not maintain, nor does any other person maintain on behalf of the Company, any retirement, pension (whether deferred or non-deferred, defined contribution or defined benefit) or money purchase p]an or trust. There are no unfunded liabilities of the Company with respect to any such plans or trusts that are not accrued or otherwise reserved for on the Company's financial statements included in the Registration Statement and the Prospectus.

               (hh) Any certificates signed by an officer of the Company and delivered to the Representative or the Placement Agents shall also be deemed a representation and warranty of the Company to the Placement Agents as to the matters covered thereby.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to offer and sell through the Placement Agents a maximum of 300,000 Units, with each Unit consisting of six shares of Common Stock and six Warrants. Each of the Placement Agents agrees, severally and not jointly, to use its best efforts to place the number of Units set forth on the signature page of the Selling Agreement. The purchase price shall be $10.00 per Unit. Any order arranged by a Placement Agent may be accepted or rejected in whole or in part by the Company.

3. Delivery and Payment. Delivery of the certificates for the components of the Units described in Section 2 placed through any Placement Agent and accepted by the Company shall be made by the Company through the facilities of the Depository Trust Company ("DTC'), and payment therefor shall be made at the office of the Company at 11:00 a.m. Dallas, Texas time, on such dates, not earlier than the tenth full business day following the Effective Date of the

Registration Statement, as such Placement Agent shall designate by at least 48 hours' prior notice to the Company (each such date, time of delivery and payment for such Securities being herein called a Closing Date). Delivery of the certificates for such Securities to be purchased on a Closing Date shall be made as provided in the preceding sentence for the respective accounts of the several Placement Agents against payment by the several Placement Agents through the DTC of the aggregate purchase price of such Securities being sold by the Company, to or upon the order of the Company, by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Certificates for such Securities shall be registered in such names and in such denominations as the Placement Agent may request not less than three full business days in advance of the related Closing Date. The Company agrees to have the certificates for the Securities to be purchased on a Closing Date available at the office of the DTC, not later than 9:00 a.m. Dallas, Texas time at least one business day prior to such Closing Date.

4. Offering through Placement Agents. It is understood that the several Placement Agents propose to make the Securities available to the public solely as agents of the Company as set forth in the Prospectus.

5. Agreements of the Company. The Company agrees with the several Placement Agents that:

               (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective as promptly as possible if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule
        424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Registration Statement shall have become effective, (ii) when any post-effective amendment thereto shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information with respect thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the receipt by the Company of any notification with respect to the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus without notice to the Representative. The Company, at the Company's expense, shall keep the Registration Statement effective and the information contained therein (including information contained in the Prospectus) current during the term of the Warrants in accordance with the Act and the rules and regulations thereunder. Without limiting the effect of the preceding sentence, in the event any Placement Agent is required to deliver a Prospectus in connection with sales of any of the Securities at any time nine months or more after the Effective Date, upon the written request of the Representative and at the expense of the Company, the Company will prepare, file with the Commission and deliver to such Placement Agent as many copies as the Representative may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

               (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact
        necessary  to  make  the  statements   therein,  in  the  light  of  the
        circumstances under which they were made, not misleading, or if it otherwise shall be necessary to supplement the Prospectus to comply with the Act or the rules or regulations thereunder, the Company will promptly notify the Representative and prepare and file with the Commission, subject to Section 5(a) hereof, a supplement that will correct such statement or omission or a supplement that will effect such compliance.

               (c) As soon as practicable (but not later than September 15, 1998), the Company will make generally available to its security holders and to the Representative an earnings statement or statements (which need not be audited) of the Company covering a period of at least twelve months after the Effective Date but in no event commencing later than 90 days after such date), which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

               (d) The Company will furnish to each of you and counsel for the Placement Agents, without charge, three signed copies of the Registration Statement and any amendments thereto (including exhibits thereto) and to each other Placement Agent a conformed copy of the Registration Statement and any amendments thereto (without exhibits thereto) and, so long as delivery of a prospectus by a Placement Agent or dealer may be required by the Act, as many copies of the Prospectus and each Preliminary Prospectus and any supplements thereto as the Representative may reasonably request. The Company will furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act.

               (e) The Company will take all actions necessary for the registration or qualification of the Securities for sale under the laws of such jurisdictions within the United States and its territories as the Representative may reasonably request, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the offering, provided that the Company shall not be required to qualify as a foreign corporation or to consent to service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities).

               (f) The Company wilt apply the net proceeds from the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

               (g) The Company will (i) use its best efforts cause the Securities (other than the Placement Agents' Warrants) to be listed on a recognized national or regional stock exchanges in the United States,
        (ii) comply with all registration, filing and reporting requirements of the Exchange Act and the such which may from time to time be applicable to the Company, and (iii) file a report of sales and use of proceeds on Form SR as required to be filed pursuant to Rule 463 under the Act from time to time.

               (h) The Company will file promptly all documents required to be flied with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the Effective Date and during any period in which the Prospectus is required to be delivered.

               (i) During the five year period commencing on the date hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and make publicly available and unaudited quarterly reports of earnings and will furnish to you and, upon request, to the other Placement Agents hereunder (i) concurrent with furnishing such annual and quarterly reports to its stockholders, copies of such reports; (ii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD, or any other securities exchange; (iii) every press release and every material news item or article in respect of the Company or its affairs which was released or prepared by the Company; and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

               (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Securities.

               (k) The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of the Placement Agents' Warrants and Warrants (including the Warrants included in the Placement Agents' Warrants).

               (l) The Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Units, Common Stock or Warrants to facilitate the sale or resale of such Securities or that otherwise might reasonably be expected to violate the provisions of Rule l0b-6, Rule l0b-7 or Rule l0b-l8 under the Exchange Act.

6. Conditions to the Obligations of the Placement Agents. The obligations of the Placement Agents to offer, as agents, the Units described in Sections 2(a) and
2b) hereof shall be subject to (i) the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Closing Date (except that each of the representations and warranties of the Company, the breach or violation of which is not qualified as to materiality, shall be true in all respects) and (in the case of any Units delivered after any Closing Date) any settlement date pursuant to Section 3(b) hereof, (ii) the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, (iii) the performance in all material respects by the Company of their respective obligations hereunder (except that each of the obligations of the Company, the violation of which is not qualified as to materiality, shall be performed in all respects), and (iv) the following additional conditions:

               (a) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall become effective) not later than 5:00 p.m. Dallas, Texas time, thirty days following the execution date hereof or at such later date and time as you may approve in writing and, at any Closing Date (and any settlement date pursuant to Section 3(b) hereof), no stop order suspending the effectiveness of the Registration Statement or any qualification in any jurisdiction shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Placement Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the Representative's reasonable satisfaction.

               (b) The Company shall have furnished to the Representative the opinion of Wolin, Fuller, Ridley & Miller, counsel for the Company, or other counsel acceptable to the Placement Agent addressed to the Placement Agent and dated on each Closing Date (and any settlement date pursuant to Section 3(b) hereof), to the effect that:

                      (i) The Registration  Statement has become effective under the Act; any required filing of the Prospectus or any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any qualification in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened; the Registration
               Statement and the Prospectus (and any amendments or supplements thereto) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder (other than the financial statements and related schedules, as to which such counsel need make no statement).

                      (ii) Except as set for in the Prospectus, the Company has no subsidiaries.

                      (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Province of Ontario, with requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it conducts its business or owns property and in which the failure, individually or in the aggregate, to be so qualified would have a Material Adverse Effect. The Company has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all government regulatory officials and bodies, to own its properties and conduct its business as described in the Prospectus, except where failure to obtain such authorizations, approvals, orders, licenses, certificates or permits would not have a Material Adverse Effect.

                      (iv) The Company does not own any shares of capital  stock or any other equity securities of any corporation or any equity interest in any firm, partnership, association or other entity, other than as described in the Prospectus.

                      (v) The  Company  has  authorized  and  outstanding  share capitalization as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; all outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable and the certificates therefor are in valid and sufficient form in accordance with the laws of the Province of Ontario and the Company's Bylaws; there are no other classes of stock outstanding except Common Stock as described in the Prospectus; all outstanding options to purchase shares of Common Stock have been duly and validly authorized and issued; except as described in the Prospectus, there are no options, warrants or rights to acquire, or debt instruments convertible into or exchangeable for, or other agreements or understandings to which the Company is a party, outstanding or in existence, entitling any person to purchase or otherwise acquire any shares of capital stock of the Company; the issuance and sale of the Securities have been duly and validly authorized and, when issued and delivered and paid for in accordance with the terms of this Agreement, the Securities will be fully paid and nonassessable and free from preemptive rights, and will conform in all respects to the description thereof contained in the Prospectus; the Warrants and Placement Agents' Warrants constitute valid and binding obligations of the Company enforceable in accordance with their terms (subject to customary bankruptcy and equitable remedy exceptions) and the Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise thereof (including the Warrants included in the Placement Agents' Warrants); and the Warrants and Placement Agents' Warrants possess the rights, privileges and characteristics as represented in the forms filed as exhibits to the Registration Statement and as described in the Prospectus. Each offer and sale of securities of the Company referred to in
               Item 26 of Part II of the Registration Statement was effected in compliance with the Act and the rules and regulations thereunder, and with all applicable state securities and blue sky ("Blue Sky") laws.

                      (vi) Other than as described in the  Prospectus,  there is no pending or, to the best knowledge of such counsel, threatened action, suit or proceeding before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus that is not adequately disclosed in the Prospectus, and, to the best knowledge of such counsel, there is no contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

                      (vii) This  Agreement has been duly  authorized,  executed and delivered by the Company and constitutes the legal, valid and binding agreement and obligation of the Company enforceable against it in accordance with its terms (subject to customary bankruptcy and equitable remedy exceptions, and limitations under the Act as to the enforceability of indemnification provisions).

                      (viii) The Company has requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue, sell and deliver the Securities to be sold by it in the manner provided in this Agreement. The Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement.

                      (ix) Neither the  execution,  delivery and  performance of this Agreement by the Company, the offering, issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the imposition of a lien on any properties of the Company or an acceleration of indebtedness pursuant to, the Articles of Incorporation or bylaws of the Company, or any of the terms of any indenture or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, or any federal, state or local law, rule, regulation of any court, governmental or regulatory body, stock exchange or arbitrator having jurisdiction over the Company or any of its assets. The Company is not (A) in violation of its Articles of Incorporation or bylaws or (B) in breach of or default under any of the terms of any indenture or other agreement or instrument to which it is a party or by which it or its properties are bound, which breach or default described in this clause (B) would, individually or in the aggregate, have a Material Adverse Effect. Neither the offering, issue and sale of the Securities nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the imposition of a lien on any properties of the Company, or an acceleration of indebtedness pursuant to, the Articles of Incorporation or bylaws of the Company, or any of die terms of any indenture or other agreement or instrument to which the Company is a party or by which any of their respective properties are bound, or any law, rule, regulation, court decree, judgment or other order of any court, governmental or regulatory body, stock exchange or arbitrator having jurisdiction over the Company or any of its assets. The Company is not (A) in violation of its Articles of Incorporation or bylaws or (B) in breach of or default under any of the terms of any indenture or other agreement or instrument to which it is a party or by which it or its properties are bound, which breach or default described in this clause (B) would, individually or in the aggregate, have a Material Adverse Effect.

                      (x) Except as disclosed in the  Prospectus,  no person has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock in consequence of the issue and sale of the Securities to be sold by the Company hereunder nor does any person have preemptive rights, or rights of first refusal or other rights to purchase any of the Securities. Except as referred to in the Prospectus, no person holds a right to require or participate in a registration under the Act of Common Stock or any other equity securities of the Company.

                     (xi) No consent,  approval,  authorization  or order of, or declaration or filing with, any court or governmental agency or body is required to be obtained or filed by or on behalf of the Company in connection with the transactions contemplated herein, except such as may have been obtained or made and registration of the Securities under the Act, and such as may be required under the Blue Sky laws of any jurisdiction.

                     (xii) The Company is not in violation  of or default  under any judgment, ruling, decree or order or any statute, rule or regulation of any court or other United States governmental agency or body, including any applicable laws respecting employment, immigration and wages and hours, in each case, where such violation or default could have a Material Adverse Effect. The Company is not involved in any labor dispute nor, to the best knowledge of such counsel, is any labor dispute threatened.

                     (xiii) The Company is not an investment  company subject to registration under the Investment Company Act of 1940, as amended.

                     (xiv) The  preparation  and the filing of the  Registration
               Statement with the Commission have been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.


                     (xv) The Company owns or possesses, or has the right to use pursuant to licenses, sublicenses, agreements, permissions or otherwise, adequate patents, copyrights, trade names, trademarks, service marks, licenses and other intellectual property rights necessary to carry on its business as described in the
               Prospectus, and, except as set forth in the Prospectus, the Company has not received any notice of either (i) default under any of the foregoing, or (ii) infringement of or conflict with asserted rights of others with respect to, or challenge to the validity of, any of the foregoing which, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

        In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agents at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in the first three clauses of subparagraph (v) above), on the basis of the foregoing and on such counsel's participation in the preparation of the Registration Statement and the Prospectus, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the Effective Date and at each Closing Date (and any settlement date pursuant to Section 3(b) hereof), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, at the date of such Prospectus or at the Closing Date (or any settlement date pursuant to Section 3(b) hereof), or any amendment or supplement to the Prospectus, as of its respective date or as of the Closing Date (or any settlement date pursuant to Section 3(b) hereof) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial or statistical data included in the Registration Statement or Prospectus).

        Counsel may rely on the opinion of Weir & Foulds as to matters of Canadian law.

        References to the Prospectus in this Section 7(b) shall include any amendments or supplements thereto.

        (c) The Representative shall have received from Maurice J. Bates, L.L.C., counsel for the Placement Agents, an opinion dated each Closing Date (and any settlement date pursuant to Section 3(b) hereof), with respect to the issuance and sale of the Securities, and with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

        (d) The Company shall have furnished to the Representative a certificate of the Company, signed by its President and Chief Executive Officer, dated each Closing Date (and any settlement date pursuant to Section 3(b) hereof), to the effect that each has carefully examined the Registration Statement, the Prospectus (and any supplements thereto) and this Agreement, and, after due inquiry, that:

               (i) As of each Closing Date (and any settlement date pursuant to Section 3(b) hereof), the statements made in the Registration Statement and the Prospectus are true and correct and the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction is in effect and no proceeding for such purpose is pending before or, to the knowledge of such officers, threatened or contemplated by the Commission or the authorities of any such jurisdiction; and any request for additional information with respect to the Registration Statement or the Prospectus on the part of the staff of the Commission or any such authorities brought to the attention of such officers has been complied with to the satisfaction of the staff of the Commission or such authorities.

               (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (x) there has not been any change in the capital stock or short- or long-term debt of the Company, except as set forth in or contemplated by the Registration Statement and the Prospectus, (y) there has not been any material adverse change in the business, prospects, properties, management, results of operations or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business, in each case, other than as set forth in or contemplated by the Registration Statement and the Prospectus, and (z) the Company has not sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus.

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no litigation instituted against the Company or any of its respective officers or directors, and since such dates there has been no proceeding instituted or, to the best knowledge of such officers, threatened against the Company or any of its officers or directors before any federal, state or county court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding could have a Material Adverse Effect.

               (v) Each of the representations and warranties of the Company in this Agreement is true and correct in all material respects on and as of the Execution Time and each Closing Date (and any settlement date pursuant to Section 3(b) hereof) with the same effect as if made on and as of each Closing Date (and any settlement date pursuant to Section 3(b) hereof).

               (vi) Each of the covenants required in this Agreement to be performed by the Company on or prior to the Closing Date (and any settlement date pursuant to Section 3(b) hereof) has been duly, timely and fully performed in all material respects, and each condition required herein to be complied with by the Company on or prior to the Closing Date (and any settlement date pursuant to Section 3(b) hereof) has been duly, timely and fully complied with in all material respects.

        (e) On each Closing Date (and any settlement date pursuant to Section 3(b) hereof), Hein + Associates, LLP shall have furnished to the Representative letters, dated as of such dates, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations thereunder and stating in effect that:

               (i) In their opinion, the audited financial statements of the Company for the fiscal year ended June 30, 1996, and the unaided statements for the nine months ended March 31, 1997 compiled by the Company and the notes to the financial statements and financial statement schedules for those periods included in the Registration Statement and the Prospectus, comply in form in all material respects with the applicable accounting requirements of the Act and the applicable rules and regulations thereunder.

               (ii) On the basis of a reading of the latest unaudited financial statements made available by the Company, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), a reading of the minutes of the meetings of the stockholders, directors and committees of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, nothing came to theft attention that caused them to believe that with respect to the period subsequent to June 30, 1996, at a specified date not more than five business days prior to the date of the letter, (y) there were any changes in the short- or long-term debt or capital stock of the Company, or decreases in net current assets, net assets or stockholders' equity of the Company as compared with the amounts shown on the June 30, 1996 balance sheet included in the Registration Statement and the Prospectus, or (z) there were any decreases in reserves, sales, net income or income from operations, of the Company, as compared with the corresponding period in the preceding year, except for changes or decreases which the Registration Statement discloses have occurred or may occur and except for changes or decreases, set forth in such letter, in which case (A) the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative and (B) such changes or decreases and the explanation thereof shall be acceptable to the Representative, in its sole discretion.

               (iii) They have performed certain other specified procedures as a result of which they determined that all information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and specified by you prior to the Execution Time, agrees with the accounting records of the Company.

               (iv) On the basis of a reading of the unaudited balance sheet as of March 31, 1997 and the related unaudited statements of operations for the nine months ended March 31, 1997, and the procedures specified by you prior to the Execution Time, nothing came to their attention that caused them to believe that the above described balance sheet and statements of operations had not been properly compiled on the bases described in the notes thereto.

        References to the Prospectus in this Section 6(e) shall include any amendments or supplements thereto.

        The Representative shall have also received from Hein + Associates a letter to the Company stating that the Company's system of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material to the financial statements of the Company.

        (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any changes or decreases from those specified in the letters referred to in
Section 6(e) hereof which have been accepted by the Representative pursuant thereto or (ii) any change in the properties, assets, results of operations, business, capitalization, net worth, prospects, general affairs or condition (financial or otherwise) of the Company the effect of which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

        (g) The Company shall not have sustained any uninsured substantial loss as a result of fire, flood, accident or other calamity.

        (h) The Company shall have furnished to the Representative a certificate of the Secretary of the Company certifying as to certain information and other matters as the Representative may reasonably request.

        (i) The Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in any respect when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Placement Agents hereunder may be terminated at, or at any time prior to, each Closing Date (or any settlement date, pursuant to Section 3(b) hereof), by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile or telegraph confirmed in writing.

7. Fees and Expenses and Placement Agents' Warrants. The Company agrees to pay or cause to be paid the following:

               (a) The fees, disbursements and expenses of its own counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Prospectus, and any drafts thereof, and amendments and supplements thereto, and the mailing and delivery of copies thereof to the Placement Agent and dealers;

               (b) All expenses in connection with the qualification of the Securities for offering under state securities laws, including the fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky Memorandum;

               (c) All filing and other fees in connection with filing with the NASD, and complying with applicable review requirements thereof;

               (d) The cost of preparing and printing certificates for the Securities;

               (e) All expenses, taxes, fees and commissions, including, without limitation, any and all fixed transfer duties, sellers' and buyers' stamp taxes or duties on the purchase and sale of the Securities and stock exchange brokerage and transaction levies with respect to the purchase and, if applicable, the sale of the Securities (the latter to the extent paid and not reimbursed) incident to the sale and delivery of the Securities through the Placement Agents to the initial purchasers thereof;

               (f)    The costs and charges of any transfer agent and registrar;

               (g) The fees and expenses in connection with the registration of the Securities under the Securities Exchange Act and the qualification of the Securities for listing on any regional or national stock exchange.

               (h) The cost of printing, producing and distributing this Agreement, the Selling Agreement, the related syndication materials and the Preliminary and Final Blue Sky Memoranda;

               (i) All travel expenses (including without limitation airfare and hotel) of the Company's officers, directors and other representatives in connection with the road show;

               (1) A nonaccountable expense allowance of 1.8% of the gross proceeds from the offering placed by the several Placement Agents payable to the Placement Agents pro rata with the number of Units placed by each Placement Agent.

               (k) All other costs and expenses incident to the performance of the Company's obligations hereunder.

               In addition to the sums payable to the Representative as provided elsewhere, the Placement Agents shall be entitled to receive, as partial compensation for their services, unit purchase warrants for the purchase of up to an additional 30,000 Units (the "Placement Agents' Warrants"). The Placement Agents' Warrants shall be issued pursuant to the Warrant and Registration Rights Agreement (the "Placement Agents' Warrant Agreement") in the form of Exhibit B attached hereto and shall be exercisable, in whole or in part, for a period of two years commencing one year from the date of the Prospectus, at 120% of the public offering price of the Units set forth on the cover page of the Prospectus. The Placement Agents' Warrants, including the Warrants issuable upon exercise thereof, shall be non-transferable for one year from the date of issuance of the Placement Agents' Warrants, except as provided in the Placement Agents' Warrant Agreement. The terms of the Units subject to the Placement Agents' Warrants shall be the same as the Units sold to the public.

8.      Indemnification and Contribution.

        (a) The Company agrees to indemnify and hold harmless each Placement Agent and each person who controls any Placement Agent within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in
        (i) Section 1 of this Agreement, the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent through the Representative specifically for use in the Registration Statement or Prospectus; provided further, that with respect to any untrue statement or omission, or any alleged untrue statement or omission, made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8 shall not inure to the benefit of any Placement Agent (or to the benefit of any person controlling any such Placement Agent) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Securities concerned to the extent that such untrue statement or omission, or alleged untrue statement or omission, has been corrected in the Prospectus and the failure to deliver the Prospectus was not a result of the Company's failure to comply with its obligations under Sections 5(b) and 5(d) hereof. The indemnity agreement contained in this Section 8 will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of each Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless the settlement or compromise or consent includes an unconditional release of such Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding, satisfactory in form and substance to the Representative.

               (b) Each Placement Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Placement Agent, but only with reference to written information relating to such Placement Agent furnished to the Company by or on behalf of such Placement Agent through the Representative specifically for use in the Registration Statement or Prospectus. The obligations of each Placement Agent under this subsection (b) shall be in addition to any liability which the Placement Agent may otherwise have.

               (c) Promptly  after  receipt by an  indemnified  party under this
        Section 8 of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party, unless such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. All such expenses shall be paid by the indemnifying party as incurred by an indemnified party. Any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed promptly after notice by such indemnified party to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action, suit or proceeding or (iii) the named parties in any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the indemnifying party to represent such indemnified party or there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, which firm shall be designated in writing to the indemnifying party). Any such fees and expenses payable by the indemnifying party shall be paid to or on behalf of the indemnified party entitled thereto as incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which shall not be unreasonably withheld.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8(a) or 8(b) is applicable in accordance with its terms but is for any reason held by a court to be unavailable from the indemnifying party on grounds of policy or otherwise, the Company and the Placement Agents shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Placement Agents may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations; provided, however, that (x) in no case shall any Placement Agents be responsible for any amount in excess of the commission on the Units to be purchased through such Placement Agent hereunder pursuant to this
        Section 8 and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units (before deducting expenses) received by the Company bear to the total underwriting discounts and commission received by the Placement Agents by reason of the sale of Units by the Company, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Placement Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this Section 8, each person who controls a Placement Agent within the meaning of the Act shall have the same rights to contribution as such Placement Agent, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise.

9. Best Efforts by Placement Agents. Each Placement Agent shall use its best efforts to place the securities indicated on the signature page of the Selling Agreement. However, such amount is non-binding on such Placement Agent and the several Placement Agents shall have no liability to the Company if Units are not placed.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of either or Company or Representative, by notice given to the other party prior to delivery of and payment for the Securities, if prior to such time
(a) a suspension or material limitation in trading in securities generally on the New York or American Stock Exchange, the Nasdaq National Market, or a fall in the Dow Jones Industrial Average of either ten percent (10%) or more, (b) a banking moratorium shall have been declared by federal, New York or Texas state authorities, or (c) the United States shall have engaged in hostilities which shall have resulted in the declaration, on or after the date hereof, of a national emergency or war, or (d) a change in national or international political, financial or economic conditions or national or international equity markets shall have occurred, and with respect to events specified in clause (c) or (d) hereof, if the effect of any such event is, in the reasonable judgment of the Company or Representative, so material and adverse to the issuer as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities due to the materially impaired investment quality of the Securities as contemplated by the Registration Statement and the Prospectus.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, its officers, and the Placement Agent set forth in, referred to in, or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Placement Agent, the Company, or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered, telegraphed or sent by facsimile transmission and confirmed:

to the Representative at:

National Securities Corporation
8214 Westchester
Suite 500
Dallas, Texas 75225
Attention: Robert A. Shuey, III
Facsimile No. (214) 987-2091
        to the Company at:
        8350 North Central Expressway
        Suite M2030
        Dallas, Texas 75206
        Attention:    Eugene A. Soltero
        Facsimile No. (214) 363-4294

13. Successors. This Agreement replaces and supercedes all prior agreements between Representative and the Company and will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereon and hereon were on the same instrument.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without reference to conflict of laws or principles thereunder. All disputes relating to this Placement Agents Agreement shall be tried before a court of Texas located in Dallas County, Texas to the exclusion of all other courts that might have jurisdiction.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Placement Agents.

                                             Very truly yours,
                                             Cotton Valley Resources Corporation


                                 By: __________________________________________
                                       Eugene A. Soltero, Chairman of the Board
The foregoing  Agreement is hereby  confirmed  and accepted as of the date first above written.


National Securities Corporation


        By: ______________________________
        Name: ____________________________
        Title: ___________________________


            For                           themselves   and  the  other   several
                                          Placement   Agents  who   execute  the
                                          Selling Agreement.

                                   SCHEDULE I

                       COTTON VALLEY RESOURCES CORPORATION


                                  300,000 Units

                                  Consisting of
                      Six Shares of Common Stock, Without Par Value, and
                  Six Redeemable Common Stock Purchase Warrants


                                                                 ---------,1997


                                SELLING AGREEMENT
                                -----------------


        NATIONAL SECURITIES CORPORATION (the "Lead Placement Agent") and the one or more securities broker dealers whose names and signatures appear in counterpart in the space provided below, collectively, (the "Placement Agents"), severally, but not jointly, agree with COTTON VALLEY RESOURCES CORPORATION, a corporation organized under the laws of the Province of Ontario, Canada (the
"Company"): (i) to the terms of the Placement Agent Agreement dated June _______, 1997 between the Lead Placement Agent and the Company (the "Placement Agent Agreement") and (ii) to offer, as agent for the Company, on a "Best Efforts" basis up to a maximum amount of 300,000 units, each unit (the "Unit") consisting of six shares of common stock, without par value, of the Company ("Common Stock"), and six redeemable Common Stock purchase warrants (individually, a "Warrant"), each of which entitles the holder thereof to purchase one share of Common Stock at a price of $2.08 (such Units, together with (A) the shares of Common Stock and Warrants comprising the Units and (B) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Securities" and the Units included therein are referred to as the "Registered Units"), all as set forth in the Preliminary Prospectus dated June ___, 1997, as amended and supplemented from time to time, and subject to the terms of this Selling Agreement. The Units and the terms upon which they are to be offered for sale by the several Placement Agents are more particularly described in the Preliminary Prospectus, additional copies of which will be supplied in reasonable quantities upon request by any Placement Agent to the Lead Placement Agent or the Company.

        1. Offering. The Registered Units are to be offered to the public directly by the Company through its officers and directors and indirectly through the several Placement Agents at the price per Unit set forth on the cover page of the Preliminary Prospectus (the "Public Offering Price") which has been set at $10.00 per Unit. Each Placement Agent must be actually engaged in the investment banking or securities business and be either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") who agrees that in making sales of the Registered Units it will comply with the Rules of Fair Practice, including Sections 8, 24 and 36 of Article m, and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding, or (ii) dealers with their principal place of business located outside the United States, its territories and possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein, and who agree that in making sales of the Registered Units outside the United States, they will comply with the requirements of the Rules of Fair Practice of the NASD, including Sections 8, 24 and 36 of Article m of such Rules, and Section 25 of such Article as that Section applies to non-member foreign dealers, and the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding.

Cotton Valley Resources Corporation Selling Agreement Page 1

        Each Placement Agent who desires to place any of the Registered Units should sign this agreement and fill out the non-binding indication of interest as set forth below. A copy of this Selling Agreement should reach the Company promptly by mail or facsimile transmission at its office at 8350 North Central Expressway, Suite M2030, Dallas, Texas 75206, facsimile number (214) 363-4294. The Company reserves the right to accept or reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Registered Units allotted to each Placement Agent will be confirmed by the Company as soon as reasonably feasible following the effective date of the final Prospectus (the "Effective Date").

        Any Registered Units offered through Placement Agents under the terms of this Agreement may be immediately offered to the public in conformity with the terms of the offering set forth herein and in the Preliminary Prospectus, subject to the effective date of the final Prospectus and the securities or blue sky laws of the various states or other jurisdictions.

Neither the Placement Agents nor any other person is, or has been, authorized by the Company to give any information or make any representation in connection with the sale of the Registered Units other than those contained in the Preliminary Prospectus. It is assumed that the Registered Units will be effectively placed for investment.

        2. Payment and Delivery. Payment for the Registered Units that customers of the Placement Agents purchase hereunder shall be made by the Placement Agents directly to the Company or through the Depository Trust Company ("DTC"), payable in same-day funds to the order of COTTON VALLEY RESOURCES CORPORATION, at such time and on such dates, no earlier than ten business days following the Effective Date, as any Placement Agent may designate, (the "Closing Dates") against delivery of such Registered Units to such Placement Agents through the facilities of the DTC pursuant to procedures set forth in the Placement Agent Agreement. Alternate procedures for payment and delivery may be used by any Placement Agent by separate agreement with the Company.

        3. Compensation. Based on a purchase price of $10.00 per Registered Unit, the Placement Agents will receive a selling commission (the "Commission") of $1.00 per Registered Unit and a non-accountable expense allowance (the "Expense Allowance") of $0.18 per Registered Unit. Placement Agents may deduct their commissions and non-accountable expense allowance when sending in payments. Any commissions and non-accountable expense allowances payable not deducted from payments made for Units will be remitted by Cotton Valley to Placements within five business days after each Closing. Each Placement Agent shall also receive Placement Agents' Warrants (as described in the Prospectus) equal to 10% of the Units placed by such Placement Agent.

        4. Blue Sky Matters. Upon request, each Placement Agent will be informed as to the states and other jurisdictions in which the Company has been advised that the Registered Units are qualified for sale under the respective securities or blue sky laws of such states or jurisdictions. However, the Company shall not have any obligation or responsibility with respect to the right of any Placement Agent to sell the Registered Units in any jurisdiction and each Placement Agent shall indemnify and hold harmless the Company, its directors and officers, and any person controlling the Company from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject as a result of such Placement Agents failure to comply with the laws of any jurisdiction in connection with the offer and the sale of Registered Units. In compliance with the General Business Law of the State of New York, it may be necessary for each Placement Agent to file a Further State Notice respecting the Registered Units, in the form required by said Law, prior to offering any of the Registered Units in such state.

        5. Termination. This Agreement shall terminate when the Company shall have determined that the public offering of the Registered Units has been completed and upon facsimile notice to the Placement Agents of such termination, or, if not theretofore terminated, it shall terminate 60 days after the initial public offering of the Registered Units; provided, however, that the Company

Cotton Valley Resources Corporation Selling Agreement Page 2 shall have the right to extend this Agreement for a period or periods not to exceed an additional 60 days in the aggregate upon facsimile notice to the Placement Agents. The Company may terminate this Agreement at any time without prior notice to the Placement Agents.

        6. Obligations and Positions of Placement Agents. The several Placement Agents are acting as agents of the Company in solely offering the Registered Units to the public in accordance with the terms and conditions of the Placement Agents Agreement and the Prospectus. Nothing contained herein shall constitute the Placement Agents an association or other separate entity, or partners with the Company or the other Placement Agents, but each Placement Agent will be responsible for such Placement Agent's share of any liability or expense based on any claim to the contrary. Neither the Company nor the other Placement Agents shall be under any liability to any Placement Agent for or in respect of the value, validity or form of the Registered Units, or the delivery of the Registered Units, or the performance by anyone of any agreement on its part, or the qualification of the Registered Units for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and matters expressly assumed by the Company and the other Placement Agents in this Agreement, and no obligation on the part of the Company or the other Placement Agents shall be implied therefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Securities Act of 1933, as amended (the "Act"), or the Exchange Act.

        The Company shall have full authority to take such actions as they may deem advisable in respect of all matters pertaining to the offering of the Registered Units or arising hereunder. No obligation not expressly assumed by the Company in this Agreement shall be implied hereby or inferred herefrom.

7. Compliance with Securities Laws. On becoming a Placement Agent, and in offering and selling the Registered Units, the several Placement Agents agree to comply with all of the applicable requirements of the Act and the Exchange Act. Each Placement Agent confirms that it is familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer and confirm that it has complied and will comply therewith with respect to the offering of the Registered Units.

8. Stabilization. Each Placement Agent has agreed that, during the term of this Agreement or such shorter period as the Company may determine, it will not buy or sell any Securities of the Company except as a broker pursuant to unsolicited orders and as otherwise provided in this Agreement

The Placement Agents' attention is directed to Rule 10b-6 of the General Rules and Regulations under the 1934 Act, which contains certain prohibitions against trading by a person interested in a distribution until such person has completed its participation in such distribution.

9. Notices. Any notice from a Placement Agent to the Company should be mailed or sent by facsimile transmission to the Company at the addresses and facsimile numbers set forth in Section 1 hereof. Any notice from the Company to a Placement Agent shall be mailed or sent by facsimile transmission to the Placement Agent at the address and facsimile number set forth on the signature page hereof. Mailed notices shall be sent by registered mail, return receipt requested. Notices shall be effective upon receipt.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the choice of law or conflicts of law or principles thereof.

        If you desire to offer on a "Best Efforts" basis any Registered Units, please confirm your agreement by signing and returning to the Company by mail or facsimile transmission a copy of this Selling Agreement and your indication of interest as indicated below, even though you may have previously advised the Company thereof.


Very truly yours,

        COTTON VALLEY RESOURCES CORPORATION

Cotton Valley Resources Corporation Selling Agreement Page 3

BY: __________________________________
        EUGENE A. SOLTERO
        CHAIRMAN OF THE BOARD



ACCEPTED AND AGREED:

PLACEMENT AGENT

Name:________________________________

Address:______________________________

-------------------------------------

Phone: _______________________________

Fax:_________________________________

BY: _________________________________

     Printed Name: ______________________

     Title: _____________________________

     Date: _____________________________

Non-binding indication of interest: _____________ Registered Units.



Cotton Valley Resources Corporation Selling Agreement Page 4

                                    EXHIBIT A


                            Form of Lock-Up Agreement




National Securities Corporation
8214 Westchester, Suite 500
Dallas, Texas 75225

, 1997         Re:    Agreement Not to Sell
Gentlemen.

        Reference is made to the proposed public offering of 300,000 Units by Cotton Valley Resources Corporation. (the "Company"), to be made pursuant to a Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission and to be underwritten by National Securities Corporation ("National") as representative (the "Representative") of the several placement agents (the "Placement Agents") to be named in an placement agent agreement.

        In consideration of the offer and sale of such Units by the Company and the Placement Agents and of other good and valuable consideration the receipt of which is hereby aim knowledge, the undersigned agrees that, without the express prior "written consent of National acting alone, he will not offer, sell, make any short sale of; loan, encumber, grant any option for the purchase of, or otherwise dispose of (the "Resale Restrictions"), any securities of the Company beneficially owned or otherwise held by the undersigned as of the date of this letter or hereafter acquired by the undersigned (other than those securities included in the registration statement, if any) (collectively, the "Shares") until _________ (the "Lock-up Period"). The foregoing Resale Restrictions are expressly agreed to preclude the holder of the Shares from engaging in any hedging or other transaction which may lead to or result in a sale of Shares during the Lock-up Period even if such Shares would be sold by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box), any pledge or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Shares.

        The undersigned agrees and consents to the entry of stop transfer instructions with the transfer agent for the Company's Common Stock against any transfer of shares of Common Stock by the undersigned in contravention of the Resale Restrictions. In addition, the undersigned agrees to be bound by the Resale Restrictions whether or not the undersigned participates in the public offering. The undersigned understands that the Placement Agents and the Company will rely upon the representations set forth in this letter in proceeding with the public offering. The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

        Notwithstanding the foregoing, the undersigned may transfer any or all of the Shares either during his lifetime or on death by will or intestacy to his immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however. that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares except in accordance with this Lock-Up Agreement. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

                                                    Very truly yours,


                                          By: _________________________________
                                                           Signature

Accepted and Agreed to:



NATIONAL SECURITIES CORPORATION
As Representative of the
Several Placement Agents



By: __________________________________
Title: _________________________________

PLEASE COMPLETE AND RETURN TO:

National Securities Corporation
8214 Westchester
Suite 500
Dallas Texas 75225

                                    EXHIBIT B

                       Placement Agents' Warrant Agreement


                [All References to Underwriter are changed to Placement Agent]


                                      B-1